J. MICHAELS
                          CERTIFIED PUBLIC ACCOUNTANT
                                223 MAIN STREET
                             WOODBRIDGE, NJ 07095
                                (732) 634-0148
                            FAX NO. (732) 855-4961



MH Elite Portfolio of Funds, Inc.
Independent Auditor's Report


To The Shareholders and Board of Directors
MH Elite Portfolio of Funds, Inc.

We Have audited the accompanying statement of net assets of MH Elite Portfolio of Funds, Inc. as of December 31, 1999 the related statement of operations for the year then ended, the statement of changes in net assets for the period then ended, and the financial highlights for the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1999, by correspondence with the custodian and brokers; where replies were not received from brokers, wwe performed other auditing procedures. An audit also includes assessing the accounting principlies used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of MH Elite Portfolio of Funds, Inc. as of December 31, 1999, the results of its operations, the changes in its net assets and its financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

J. Michaels, CPA
Woodbridge, New Jersey
January 31, 2000